UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information and notes thereto present the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022. The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X, in order to give effect to the Pro Forma Transactions (as defined and described below) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated statement of operations. As used herein, the term “Company” refers to Healthcare Realty Trust Incorporated, a Maryland corporation formerly known as Healthcare Trust of America, Inc., and its subsidiaries on a consolidated basis, the term “Legacy HTA” refers only to Healthcare Trust of America, Inc. prior to the closing of the Merger (as defined below), the term “Legacy HR” refers only to HRTI, LLC, a Maryland limited liability company formerly known as Healthcare Realty Trust Incorporated prior to the closing of the Merger, and the term “OP” refers to Healthcare Realty Holdings, L.P., a Delaware limited partnership.

On July 20, 2022, pursuant to that certain Agreement and Plan of Merger, dated as of February 28, 2022 (the “Merger Agreement”), by and among Legacy HR, Legacy HTA, the OP (formerly known as Healthcare Trust of America Holdings, LP), and HR Acquisition 2, LLC, a Maryland limited liability company (“Merger Sub”), Merger Sub merged with and into Legacy HR, with Legacy HR continuing as the surviving entity and a wholly-owned subsidiary of Legacy HTA (the “Merger”). Immediately following the Merger, Legacy HR converted to a Maryland limited liability company and changed its name to “HRTI, LLC” and Legacy HTA changed its name to “Healthcare Realty Trust Incorporated.” In addition, the equity interests of Legacy HR were contributed by means of a contribution and assignment agreement to the OP such that Legacy HR became a wholly-owned subsidiary of the OP. As a result, Legacy HR became a part of an umbrella partnership REIT structure. The consolidated company operates under the name “Healthcare Realty Trust Incorporated” and its shares of class A common stock, $0.01 par value per share (“common stock”), trade on the New York Stock Exchange under the ticker symbol “HR”.

For accounting purposes, the Merger was treated as a “reverse acquisition” in which Legacy HR was considered the accounting acquirer. As a result, the historical financial statements of Legacy HR, as the accounting acquirer, became the historical financial statements of the Company. The Company's Consolidated Financial Statements for the year ended December 31, 2022 reflect the results of operations of Legacy HR prior to July 20, 2022 and the consolidated company after giving effect to the Merger from July 20, 2022 through December 31, 2022. The Merger was accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), which requires, among other things, the assets acquired and the liabilities assumed to be recognized at their acquisition date fair value.

The unaudited pro forma condensed consolidated statement of operations presents the results of operations of the Company after giving effect to the Merger, and has been prepared by applying the acquisition method of accounting under ASC 805. The Merger was accounted for as a business combination and the Company recognized and measured, at fair value, the assets acquired and liabilities assumed of Legacy HTA.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 gives effect to the Merger as if it were completed on January 1, 2022, the first day of the Company’s fiscal year 2022. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 combines the Company’s historical audited Consolidated Statements of Income for the year ended December 31, 2022 and the pre-Merger historical unaudited statement of operations of Legacy HTA. The historical unaudited statement of operations of Legacy HTA represents the period preceding the Merger by adding the quarterly Unaudited Condensed Consolidated Statement of Operations for the six months ended June 30, 2022 to the unaudited results of operations for the period from July 1, 2022 to July 20, 2022. The unaudited pro forma condensed consolidated financial information prepared in accordance with Article 11 of Regulation S-X is not required to, and does not, include an unaudited pro forma condensed consolidated balance sheet as the unaudited Condensed Consolidated Balance Sheet of the Company as of June 30, 2023, which was included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023 filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2023, already reflects the Merger. Refer to Note 1 - Basis of Presentation for additional information. In addition, an unaudited pro forma condensed consolidated statement of operations for the three and six months ended June 30, 2023 has not been included since the results of operations has been reflected in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023 filed with the SEC on August 8, 2023. The unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial statements of the Company and the unaudited condensed consolidated financial information of Legacy HTA as adjusted to give effect to the following which we refer to collectively as the Pro Forma Transactions:

•the debt financing obtained in connection with the Merger (see Note 4 - Debt Financing Adjustments below);
•the Merger; and
•the disposition of properties associated with repayment of the asset sale term loan assumed in conjunction with the Merger.

The unaudited pro forma condensed consolidated financial information is prepared for informational purposes only and is based on assumptions and estimates considered appropriate by management of the Company. The unaudited pro forma adjustments represent estimates of the Company’s management based on information available as of the date of the unaudited pro forma condensed consolidated financial information and are subject to change as additional information becomes available and additional analyses are performed. However, management of the Company believes that the assumptions provide a reasonable basis for presenting the significant effects that are directly attributable to the Pro Forma Transactions, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated statement of operations. The unaudited pro forma condensed consolidated financial information does not purport to be indicative of what the Company’s financial condition or results of operations actually would have been if the Pro Forma Transactions had been consummated as of the dates indicated, nor do they purport to represent the Company’s consolidated results of operations for future periods.

Additionally, this unaudited pro forma condensed consolidated financial information does not include any adjustments not otherwise described herein, including such adjustments associated with: (i) potential synergies that may be achieved following the Merger, including potential overall savings in general and administrative expense, or any strategies that the Company’s management may consider in order to continue to efficiently manage the Company’s operations; and (ii) any integration costs (including one-time costs) that may be incurred following the consummation of the Merger, which may be necessary to achieve the potential synergies, since the extent of such costs is not reasonably certain.

HEALTHCARE REALTY TRUST INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	Historical Company	Legacy HTA, After Reclassification (Note 3)	Debt Financing Adjustments (Note 4)	Merger Transaction Adjustments (Note 5)	Item in Note 5	Pro Forma Consolidated Excluding Disposals	Disposals (Note 6)	Pro Forma Consolidated Including Disposals
Revenues
Rental income	$907,451	$441,392	$—	$12,428	[1]	$1,361,271	$(71,645)	$1,289,626
Interest income	11,480	3,769	—	—		15,249	—	15,249
Other operating	13,706	131	—	—		13,837	(346)	13,491
	932,637	445,292	—	12,428		1,390,357	(71,991)	1,318,366
Expenses
Property operating	344,038	142,958	—	(2,269)	[2]	484,727	(27,140)	457,587
General and administrative	52,734	28,906	—	—		81,640	491	82,131
Acquisition and pursuit costs	3,229	282	—	—		3,511	—	3,511
Merger-related costs	103,380	6,166	—	—		109,546	—	109,546
Depreciation and amortization	453,082	166,443	—	100,670	[3]	720,195	(9,885)	710,310
	956,463	344,755	—	98,401		1,399,619	(36,534)	1,363,085
Other income (expense)
Gain on sales of real estate properties	270,271	652	—	—		270,923	—	270,923
Interest expense	(146,691)	(53,663)	(38,354)	(29,131)	[4]	(267,839)	9,907	(257,932)
Loss on extinguishment of debt	(2,401)	(3,615)	—	—		(6,016)	—	(6,016)
Impairment of real estate properties	(54,427)	—	—	—		(54,427)	—	(54,427)
Equity (loss) income from unconsolidated joint ventures	(687)	935	—	—		248	—	248
Interest and other (expense) income, net	(1,546)	256	—	—		(1,290)	(10)	(1,300)
	64,519	(55,435)	(38,354)	(29,131)		(58,401)	9,897	(48,504)
Net income (loss)	$40,693	$45,102	$(38,354)	$(115,104)		$(67,663)	$(25,560)	$(93,223)
Net (income) loss attributable to non-controlling interests	204	(605)	377	1,210	[5]	1,186	269	1,455
Net income (loss) attributable to common stockholders	$40,897	$44,497	$(37,977)	$(113,894)		$(66,477)	$(25,291)	$(91,768)

Basic earnings (loss) per common share (Note 7)	$0.15							$(0.24)
Diluted earnings (loss) per common share (Note 7)	$0.15							$(0.24)
Weighted average common shares outstanding – basic (Note 7)	252,356							378,385
Weighted average common shares outstanding – diluted (Note 7)	253,873							378,385

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The historical financial information of the Company and Legacy HTA has been derived from: (1) in the case of the Company, its Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023, which we refer to as the Company Form 10-K; and (2) in the case of Legacy HTA, (a) its unaudited Condensed Consolidated Financial Statements for the six months ended June 30, 2022, in its Form 8-K filed with the SEC on August 9, 2022, which we refer to as the Legacy HTA Form 8-K, and (b) the unaudited results of operations of Legacy HTA for the period from July 1, 2022 to the Merger date of July 20, 2022. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the historical unaudited Condensed Consolidated Financial Statements for the six months ended June 30, 2022 and the notes thereto included in the Legacy HTA Form 8-K, and the historical Consolidated Financial Statements and the notes thereto included in the Company Form 10-K. The unaudited pro forma condensed consolidated statement of operations gives effect to the Pro Forma Transactions as if they had been completed on January 1, 2022. An unaudited pro forma condensed consolidated balance sheet is not required as the Merger has already been reflected in the unaudited Condensed Consolidated Balance Sheet of the Company as of June 30, 2023, which was included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023, filed with the SEC on August 8, 2023. In addition, an unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2023 is not included since the results of operations were reflected in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023, filed with the SEC on August 8, 2023.

The historical financial statements of the Company and Legacy HTA were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). As discussed in Note 3 - Reclassification Adjustments, certain reclassification adjustments were made to align the financial statement presentation of Legacy HTA and the Company.

The Company accounted for the completed Merger as a business combination in accordance with U.S. GAAP. Accordingly, the purchase price attributable to the Merger was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Refer to Note 2 – Merger with HTA included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023, filed with the SEC on August 8, 2023, for information on the purchase consideration, preliminary fair value estimates of the assets acquired and liabilities assumed and resulting goodwill as of the July 20, 2022 Merger date.

Note 2 – Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed consolidated statement of operations are those set out in the Company’s audited Consolidated Financial Statements as of and for the year ended December 31, 2022, and in the Company’s unaudited Condensed Consolidated Financial Statements as of and for the three and six months ended June 30, 2023. Management has determined that there were no significant accounting policy differences between the Company and Legacy HTA and, therefore, no adjustments were made to conform Legacy HTA’s financial statements to the accounting policies used by the Company in the preparation of the unaudited pro forma condensed consolidated statement of operations. Furthermore, the Company is not aware of any differences that would have a material impact on the unaudited pro forma condensed consolidated financial information.

Note 3 – Reclassification Adjustments

Legacy HTA’s financial statement line items include the reclassification of certain balances to conform to the Company’s presentation of the unaudited pro forma condensed consolidated statement of operations, as described below. These reclassifications have no effect on previously reported net income available to common stockholders of Legacy HTA.

The following table presents the impact of the reclassification adjustments on Legacy HTA’s unaudited condensed consolidated results of operations for the period from January 1, 2022 to July 20, 2022, the date of the Merger:

	For the period from January 1, 2022 to July 20, 2022
	Legacy HTA Before Reclassification	Reclassification Adjustments	Note	Legacy HTA After Reclassification
Revenues
Rental income	$441,392	$—		$441,392
Interest and other operating income	3,900	(3,900)	[i]	—
Interest income	—	3,769	[i]	3,769
Other operating	—	131	[i]	131
	445,292	—		445,292
Expenses
Rental	142,958	(142,958)	[ii]	—
Property operating	—	142,958	[ii]	142,958
General and administrative	28,906	—		28,906
Merger-related costs	6,166	—		6,166
Transaction	282	(282)	[iii]	—
Acquisition and pursuit costs	—	282	[iii]	282
Depreciation and amortization	166,443	—		166,443
Interest expense	53,663	(53,663)	[iv]	—
	398,418	(53,663)		344,755
Other income (expense)
Gain on sales of real estate properties	652	—		652
Interest expense	—	(53,663)	[iv]	(53,663)
Loss on extinguishment of debt	(3,615)	—		(3,615)
Equity (loss) income from unconsolidated joint ventures	935	—		935
Other income	256	(256)	[v]	—
Interest and other income, net	—	256	[v]	256
	(1,772)	(53,663)		(55,435)
Net income	$45,102	$—		$45,102
Net income attributable to non-controlling interests	(605)	—		(605)
Net income attributable to common stockholders	$44,497	$—		$44,497

[i] To reclassify Legacy HTA’s Interest and other operating income, previously disclosed as a separate component on Legacy HTA’s unaudited condensed consolidated statement of operations, to Interest income and Other operating income.
[ii] To reclassify Legacy HTA’s Rental expenses, previously disclosed as a separate component on Legacy HTA’s unaudited condensed consolidated statement of operations, to Property operating expenses.
[iii] To reclassify Legacy HTA’s Transaction expenses, previously disclosed as a separate component on Legacy HTA’s unaudited condensed consolidated statement of operations, to Acquisition and pursuit costs.
[iv] To reclassify Legacy HTA’s Interest expense, previously disclosed as a separate component on Legacy HTA’s unaudited condensed consolidated statement of operations within operating expenses, to Interest expense, presented within the Other income (expense) section.

[v] To reclassify Legacy HTA’s Other income, previously disclosed as a separate component on Legacy HTA’s unaudited condensed consolidated statement of operations, to Interest and other income (expense), net.

Note 4 – Debt Financing Adjustments

In connection with the Merger, the Company entered into the Fourth Amended and Restated Credit and Term Loan Agreement (the “Credit Facility”). The Credit Facility is comprised of (i) an unsecured, $1.5 billion revolving credit facility and (ii) six individual term loan tranches totaling $1.5 billion. The unaudited pro forma condensed consolidated statement of operations reflects the interest expense and amortization of debt issuance costs associated with the debt financing incurred in connection with the Merger as if the transaction had occurred on January 1, 2022.

Legacy HTA had a $1.0 billion revolving credit facility prior to the Merger that was replaced by the Credit Facility. While no additional amounts were borrowed in connection with the Merger, after the financing, the Company’s revolving credit facility has an interest rate of SOFR plus 0.95%. The deferred financing costs for the loans are recorded as a direct reduction to the carrying amount of the debt financing and will be amortized over the term of the financing arrangement.

The pro forma adjustment to Interest expense of $38.4 million for the year ended December 31, 2022 reflects the estimated interest expense associated with the debt financing, assuming the debt financing was obtained on January 1, 2022 and was outstanding for the entire year ended December 31, 2022. The debt outstanding under the Credit Facility bears interest at Adjusted Term SOFR plus an applicable margin. The interest rate for the variable rate debt assumed for purposes of preparing the unaudited pro forma condensed consolidated financial information is based on a SOFR as of August 3, 2023. A sensitivity analysis on interest expense related to variable rate debt was performed to assess the effect of a change of 0.125% in the hypothetical interest rate on the Company’s debt. A 0.125% increase or decrease in interest rate would result in a change in interest expense by approximately $1.1 million for the year ended December 31, 2022.

The pro forma adjustment to Net income attributable to non-controlling interests reflects the impact of the non-controlling interests’ share of the estimated interest expense associated with the debt financing.

Note 5 – Merger Transaction Adjustments

Pro Forma Adjustments

The following summarizes the pro forma adjustments to reflect the effect of the Merger as if the Merger occurred on January 1, 2022 for purposes of the unaudited pro forma condensed consolidated statement of operations.

Revenue

1) Rental income

The historical rental income for the Company represents contractual and straight-line rent and amortization of above-market and below-market lease intangibles associated with the leases in effect during the period presented. The adjustments included in the unaudited pro forma condensed consolidated statement of operations are presented to: (i) eliminate the historical straight-line rent and amortization of above-market and below-market lease intangibles for the Company’s acquired real estate properties, and (ii) adjust contractual rental property revenue for the acquired properties to a straight-line basis and amortize above-market and below-market lease intangibles recognized as a result of the Merger.

The pro forma adjustment for the amortization of above-market and below-market lease intangibles recognized as a result of the Merger was estimated based on a straight-line methodology and the estimated remaining weighted average contractual, in-place lease term of 5.5 years. The lease intangible asset and liability fair values and estimated amortization expense may differ materially from the preliminary determination within these unaudited pro forma condensed consolidated financial statements. The pro forma adjustments to rental income do not purport to be indicative of the expected change in rental income of the Company in any future periods.

The following table summarizes the adjustments made to rental income for the year ended December 31, 2022
(in thousands):

	Elimination of historical amounts	Recognition of post-Merger amounts	Total pro forma adjustment
Straight-line rent	$(7,343)	$18,041	$10,698
Amortization of above-market and below-market lease intangibles	(1,373)	3,103	1,730
Total pro forma adjustment	$(8,716)	$21,144	$12,428

Expenses

2) Represents an adjustment to decrease ground leases rent expense by $2.3 million for the year ended December 31, 2022 as a result of the revaluation of operating lease right-of-use assets and recognition of below-market ground lease intangible assets, net of the elimination of historical amortization of above and below-market ground leases. The adjustment is computed based on a straight-line approach and a weighted average remaining lease term of 51.2 years, including renewal options. The fair value adjustment on Legacy HTA’s ground leases may differ materially from the preliminary determination within the unaudited pro forma condensed consolidated financial information. The pro forma adjustments to property operating expense do not purport to be indicative of the expected change in ground rent expense of the Company in any future periods.

3) The adjustments included in the unaudited pro forma condensed consolidated statement of operations are presented to: (i) eliminate the historical depreciation and amortization expense of Legacy HTA, and (ii) to recognize additional depreciation and amortization expense associated with the fair value of acquired real estate tangible and intangible assets.

The pro forma adjustment for the depreciation and amortization of acquired assets is calculated using a straight-line methodology and is based on estimated useful lives for land improvements, buildings and improvements, lease intangibles, and personal property. For purposes of the unaudited pro forma condensed consolidated statement of operations, the weighted average useful life for land improvements is 32.7 years; the weighted average useful life for buildings and improvements is 32.4 years; the weighted average useful life for tenant improvements is 5.0 years; the weighted average remaining contractual, in-place lease term is 5.5 years; and the weighted average remaining lease term of ground leases classified as financing leases is 49 years. The fair value of acquired real estate tangible and intangible assets, estimated useful lives of such assets, and estimated depreciation and amortization expense may differ materially from the preliminary determination within the unaudited pro forma condensed consolidated financial information. The pro forma adjustments to depreciation and amortization expense are not necessarily indicative of the expected change in depreciation and amortization expense of the Company in any future periods.

The following table summarizes adjustments made to depreciation and amortization expense by asset category for Legacy HTA’s real estate properties acquired as part of the Merger for the year ended December 31, 2022 (in thousands):

For the year ended December 31, 2022
Land improvements	$23,398
Buildings and improvements	142,172
In-place leases and leasing commissions, and marketing costs	101,543
Less: Elimination of historical depreciation and amortization	(166,443)
Total pro forma adjustment	$100,670

4) The pro forma adjustments to interest expense reflect the impact of the Merger on the amounts recognized in Legacy HTA’s unaudited condensed consolidated statement of operations from: (i) the elimination of Legacy HTA’s historical interest expense related to debt that did not survive the Merger, (ii) the elimination of historical deferred financing cost amortization related to Legacy HTA’s existing indebtedness, (iii) the elimination of historical amortization on net discounts associated with Legacy HTA’s existing indebtedness, (iv) additional interest expense on unsecured senior notes assumed in the Merger and (v) the amortization of the fair value adjustment on Legacy HTA’s unsecured term loans (in thousands):

For the year ended December 31, 2022
Elimination of historical interest expense	$6,256
Elimination of historical deferred financing costs amortization	4,814
Elimination of historical amortization of net discounts	(31)
Additional interest expense on unsecured senior notes	(17,676)
Amortization of the fair value adjustment on unsecured senior notes	(22,494)
Total pro forma adjustment	$(29,131)

The pro forma adjustment for the amortization of the fair value adjustment on Legacy HTA’s debt assumed in the Merger was estimated based on a straight-line approach and the weighted average remaining contractual term of 7.1 years for unsecured senior notes. The fair value adjustment Legacy HTA’s debt and estimated amortization expense may differ materially from the preliminary determination within the unaudited pro forma condensed consolidated financial information. The pro forma adjustments to interest expense do not purport to be indicative of the expected change in interest expense of the Company in any future periods.

5) The pro forma adjustment to Net income attributable to non-controlling interests reflects the impact of the Merger transaction adjustments described above on the amounts recognized in Legacy HTA’s unaudited condensed consolidated statement of operations.

The Company incurred certain nonrecurring charges in connection with the Merger which are reflected in its historical consolidated statements of income, which are not adjusted in the unaudited pro forma condensed consolidated financial information. Legacy HTA incurred transaction-related costs in connection with the Merger of approximately $6.2 million during the period January 1, 2022 through July 20, 2022, the Merger date. During the year ended December 31, 2022, the Company incurred approximately $103.4 million of costs related to the Merger. These costs will not adversely affect the Company’s statements of income beyond twelve months after the Merger date.

Note 6 – Disposals

Pursuant to the terms of the Merger Agreement, Legacy HTA declared a special dividend (the “Special Dividend”) of $4.82 for each outstanding share of Legacy HTA common stock and the OP declared a corresponding distribution to the holders of its partnership units. The unaudited pro forma condensed consolidated statement of operations includes transaction accounting adjustments to remove the revenues and expenses for the year ended December 31, 2022 related to properties disposed of by the Company in 2022 and in the six months ended June 30, 2023, which were sold as part of a plan to repay the asset sale term loan used to fund the Special Dividend. The net proceeds of these sales were used to repay the $1.125 billion asset sale term loan, which was fully repaid on December 30, 2022. An adjustment to remove historical interest expense for the year ended December 31, 2022 was made to reflect the paydown of the asset sale term loan as if it occurred on January 1, 2022. The unaudited pro forma condensed consolidated statement of operations includes non-recurring gains attributable to the sale of properties recorded within Gain on sales of real estate assets of $270.9 million and losses of $54.4 million of impairment related charges recorded within Impairment of real estate properties for the year ended December 31, 2022. These amounts will not affect the Company’s statement of income beyond 12 months after the Merger date.

Note 7 – Pro Forma Loss per Common Share

The following table summarizes the unaudited pro forma loss per common share for the year ended December 31, 2022 as if the Pro Forma Transactions occurred on January 1, 2022. The weighted average number of shares outstanding during the period was adjusted to give effect to shares that have been issued as if shares were outstanding as of the beginning of the period presented (in thousands, except share and per share data):

For the year ended December 31, 2022
Numerator
Pro forma net loss attributable to common stockholders	$(91,768)
Denominator
Basic shares:
Company historical weighted average common shares outstanding	252,356,203
Plus: Incremental increase to weighted average common shares outstanding as a result of the Merger	126,028,390
Pro forma weighted average shares outstanding – basic and diluted	378,384,593
Pro forma income per common share:
Basic and diluted	$(0.24)

Potentially dilutive outstanding securities were excluded from the computation of pro forma loss per share because their effect would have been anti-dilutive.